Exhibit 13

AGREEMENT TO FILE AMENDMENT NO. 4 TO SCHEDULE 13D JOINTLY

(as required by Item 7 of Schedule 13D)

The undersigned persons hereby agree that this Amendment No. 4 to the Schedule 13D filed by themselves and Source Interlink Companies, Inc. with the Securities and Exchange Commission on Wednesday, May 16, 2007, and any amendments thereto, may be filed in a single statement on behalf of all such undersigned persons, and further, each such undersigned person designates Robert P. Bermingham as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of May 15, 2007.

Dated: May 15, 2007	AEC ASSOCIATES L.L.C.
By: Yucaipa One-Stop Partners, L.P. Its: Managing Member

	By:	/s/ ROBERT P. BERMINGHAM
Name: Robert P. Bermingham Its: Vice President and Secretary

Dated: May 15, 2007	YUCAIPA ONE-STOP PARTNERS, L.P.

By: Yucaipa AEC Associates, L.L.C. Its: General Partner

	By:	/s/ ROBERT P. BERMINGHAM
Name: Robert P. Bermingham Its: Vice President and Secretary

Dated: May 15, 2007	YUCAIPA AEC ASSOCIATES, LLC

By: OA3, LLC Its: Managing Member

	By:	/s/ ROBERT P. BERMINGHAM
Name: Robert P. Bermingham Its: Vice President and Secretary

Dated: May 15, 2007	OA3, LLC

	By:	/s/ ROBERT P. BERMINGHAM
Name: Robert P. Bermingham Its: Vice President and Secretary

Dated: May 15, 2007	RONALD W. BURKLE

	By:	/s/ RONALD W. BURKLE
Ronald W. Burkle